UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	98-1773351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515-8 Research Blvd, Suite 300, Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 425-7929

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.02	Unregistered Sales of Equity Securities.

On August 15, 2025, Flex Ltd. (the “Company”) and Amazon.com, Inc. (“Parent”) entered into a Transaction Agreement (the “Transaction Agreement”), under which the Company issued to Amazon.com NV Investment Holdings LLC, a wholly-owned subsidiary of Parent (“Warrantholder”) a warrant (the “Warrant”) to purchase up to an aggregate of 3,859,851 ordinary shares of the Company (the “Warrant Shares”) at an exercise price of $51.29 per share, which is the preceding 30 trading days VWAP.

The Warrant allows for cashless exercise and expires on August 15, 2030 (the “Expiration Date”). The Warrant Shares are subject to vesting based on qualifying payments (as defined in the Warrant) for the purchase of all products and services by or on behalf of Parent and its affiliates over the term of the Warrant. If there are unexercised Warrant Shares as of the Expiration Date, and the Company and the Warrantholder maintain a continued commercial relationship, the Company shall negotiate in good faith with the Warrantholder to agree to issue to the Warrantholder a new two-year warrant as of the Expiration Date that provides the same exercise price and other terms for vested and unexercised Warrant Shares, and that also takes into account the commercial relationship in effect at such time.

The exercise price and the number of Warrant Shares are subject to customary anti-dilution adjustments. Upon the consummation of an acquisition transaction (as defined in the Transaction Agreement), subject to a specified condition, the unvested portion of the Warrant will vest in full. So long as the Warrant is unexercised, the Warrant does not entitle the Warrantholder to any voting rights or any other shareholder rights. The Transaction Agreement includes customary registration rights, representations and warranties and covenants of the Company and Parent, and certain restrictions on the Warrantholder’s ability to transfer the Warrant and the Warrant Shares.

The issuance of the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities law. The Company believes that the transaction is exempt from registration under Section 4(a)(2) of the Securities Act, and customary legends will be affixed to the Warrant and the Warrant Shares.

The foregoing summaries of the Warrant and the Transaction Agreement are qualified in their entirety by reference to the complete text of the Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the complete text of the Transaction Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.

4.1	Warrant to Purchase Ordinary Shares, dated August 15, 2025

10.1	Transaction Agreement, dated as of August 15, 2025 by and between Flex Ltd. and Amazon.com, Inc.*

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Ltd.

Date: August 18, 2025	By:	/s/ Kevin Krumm
		Name:	Kevin Krumm
		Title:	Chief Financial Officer

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